As filed with the Securities and Exchange Commission on February 4, 2005

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	04-2726691
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

128 Sidney Street, Cambridge, MA 02139
(617) 995-2500
(Address of Principal Executive Offices)

RESTATED STOCK OPTION PLAN
(Full Title of the Plan)

Mitchel Sayare
President, Chief Executive Officer and Chairman of the Board
ImmunoGen, Inc.
128 Sidney Street, Cambridge, MA 02139
(617) 995-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	1,200,000	$7.03	$8,436,000	$993.00

(1)        The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of an additional number of shares which may be sold upon the exercise of options which have been or may hereafter be granted under the ImmunoGen, Inc. Restated Stock Option Plan (the “Plan”) or upon the issuance of stock awards which may hereafter be granted under the Plan. The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)          This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) as of a date (February 1, 2005) within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTES

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

The increase in the number of shares reserved under the Plan was approved by the Registrant’s stockholders at the 2004 annual meeting of stockholders pursuant to the Definitive Proxy Statement for Annual Meeting of Stockholders on Schedule 14A, filed on October 6, 2004 (File No. 000-17999).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K (or any exhibits that are furnished and not filed pursuant to Item 9.01 of such Form) and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q.  The documents we are incorporating by reference as of their respective dates of filing are:

•                  Current Report on Form 8-K, filed January 7, 2005, announcing the departure of the CFO and the appointment of a new principal financial and accounting officer (File No. 000-17999);

•                  Current Report on Form 8-K, filed December 28, 2004, announcing a material definitive agreement (File No. 000-17999);

•                  Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 9, 2004 (File No. 000-17999);

•                  Additional Soliciting Materials relating to the Definitive Proxy Statement for Annual Meeting of Stockholders on Schedule 14A, filed on November 4, 2004 (File No. 000-17999);

•                  Current Report on Form 8-K, filed October 27, 2004, announcing the departure of the registrant’s Vice President, Finance and Treasurer and the appointment of a new CFO (File No. 000-17999);

•                  Current Report on Form 8-K, filed October 6, 2004, announcing a material definitive agreement (File No. 000-17999);

•                  Definitive Proxy Statement for Annual Meeting of Stockholders on Schedule 14A, filed on October 6, 2004 (File No. 000-17999);

•                  Our Annual Report on Form 10-K for the year ended June 30, 2004, filed on August 20, 2004 (File No. 000-17999); and

•                  The description of the Company’s capital stock contained in the Company’s registration statement on Form 8-A under the Exchange Act (File No. 000-17999), including amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting Mitchel Sayare, President, Chief Executive Officer and Chairman of the Board, ImmunoGen, Inc., 128 Sidney Street, Cambridge, MA 02139, (617) 995-2500.

To the extent that any statements contained in a document incorporated by reference are modified or superceded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superceded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering (other than any information furnished and not filed with the SEC on any current report on Form 8-K or any exhibits furnished pursuant to Item 9.01 of such Form) and other than any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q) are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supercedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. beneficially own no shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

Article 6(d) of ImmunoGen, Inc.’s Restated Articles of Organization provides as follows:

“(d) The liability of the Directors of the Corporation shall be limited to the fullest extent permitted by Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law.”

Section 6.6 of the ImmunoGen, Inc.’s By-Laws provides as follows:

“Section 6.6 Indemnification of Officers, Directors, and Members of the Scientific Advisory Board. The corporation shall indemnify and hold harmless each person, now or hereafter an officer or Director of the corporation, or a member of the Scientific Advisory Board, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer, Director or member of the Scientific Advisory Board of the corporation or by reason of his alleged acts or omissions as an officer, Director or member of the Scientific Advisory Board of the corporation, and shall indemnify and reimburse each such officer, Director and member of the Scientific Advisory Board against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not at or prior to the time which so indemnified, held harmless and reimbursed he has ceased to be an officer, Director or member of the Scientific Advisory Board of the corporation, except with respect to any matter as to which such officer, Director or member of the Scientific Advisory Board of the corporation shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that prior to such final adjudication the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of those members of the Board of Directors who are not involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation, that, based on the facts available to such counsel, such officer, Director or member of the Scientific Advisory Board of the corporation has not been guilty of acting in a manner that would prohibit indemnification.

Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification under this section.

The corporation shall similarly indemnify and hold harmless persons who serve at its express written request as directors or officers of another organization in which the corporation owns shares or of which it is a creditor.

The right of indemnification herein provided shall be in addition to and not exclusive of any other rights to which any officer, Director or member of the Scientific Advisory Board of the corporation, or any such persons who serve at its request as aforesaid, may otherwise be lawfully entitled. As used in this Section, the terms “officer,”

“Director,” and “member of the Scientific Advisory Board” include their respective heirs, executors, and administrators.”

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

(3.1)

Restated Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 0-17999, and incorporated herein by reference).

(3.2)

Amendment to Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, File No. 0-17999, and incorporated herein by reference).

(3.3)

By-laws of the Registrant, as amended (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990, File No. 0-17999, and incorporated herein by reference).

(4.1)	Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-31219, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney (included on the signature page of the Registration Statement).

(99.1)	ImmunoGen, Inc. Restated Stock Option Plan as amended on February 2, 2005.

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on February 4, 2005.

IMMUNOGEN, INC.

By:	/s/ Mitchel Sayare
Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)

Each person whose signature appears below constitutes and appoints Mitchel Sayare, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ImmunoGen, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MITCHEL SAYARE	Chairman of the Board of
Mitchel Sayare	Directors, President and Chief Executive Officer (principal executive officer)	February 4, 2005

/s/ WALTER A. BLÄTTLER	Executive Vice President, Science and Technology and Director	February 4, 2005
Walter A. Blättler

/s/ KARLEEN M. OBERTON	Senior Corporate Controller (principal financial and accounting officer)	February 4, 2005
Karleen M. Oberton

/s/ DAVID W. CARTER	Director	February 4, 2005
David W. Carter

/s/ STUART F. FEINER	Director	February 4, 2005
Stuart F. Feiner

/s/ MARK SKALETSKY	Director	February 4, 2005
Mark Skaletsky

/s/ JOSEPH J. VILLAFRANCA	Director	February 4, 2005
Joseph J. Villafranca

IMMUNOGEN, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C (included in opinion of counsel filed as Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on the signature page of the Registration Statement).

99.1	ImmunoGen, Inc. Restated Stock Option Plan as amended on February 2, 2005.